UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 1, 2006

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

          Based upon a recommendation of its Compensation and Corporate Governance Committee, the Board of Directors of PPL Corporation (the "Company") has made the following revisions to the compensation of each Director who is not an officer or employee of the Company (each, an "Outside Director"), effective January 1, 2006:

(i)  the annual retainer for Outside Directors has been increased from $85,000 to $95,000, and the minimum amount of the annual retainer that must be allocated to the Outside Directors’ deferred stock accounts under the Directors Deferred Compensation Plan (which is available to the Outside Directors after their retirement from the Board) has been increased from $55,000 to $60,000; and

(ii)  the annual cash retainer for Chairs of the Committees of the Board of Directors has been increased from $5,000 to $6,000.

Except for these revisions, the compensation of the Outside Directors remains as provided in the Company’s 2005 Notice of Annual Meeting and Proxy Statement under "Compensation of Directors". Directors who are Company employees receive no separate compensation for service on the Board of Directors or Committees of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Paul A. Farr Paul A. Farr Senior Vice President-Financial and Controller

Dated: January 3, 2006